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                                                                  EXHIBIT 10.3.2

                              FIRST AMENDMENT TO
                        EMPLOYEE SHAREHOLDERS AGREEMENT


                  THIS FIRST AMENDMENT TO EMPLOYEE SHAREHOLDERS AGREEMENT (this "Amendment"), is made this 6th day of June, 1997, by and among Statoil Energy, Inc., a Virginia corporation (the "Corporation"), and the individuals listed on the signature page hereof who are owners of Common Stock of the Corporation ("Shareholders") and/or holders of options to purchase Common Stock of the Corporation ("Option Holders").

                             EXPLANATORY STATEMENT

                  The Corporation, the Shareholders and the Option Holders are parties to an Employee Shareholders Agreement dated as of May 31, 1995 (the "Original Agreement"). The Original Agreement provides for the mandatory sale by a Shareholder to the Corporation of all shares of Common Stock owned by such Shareholder when such Shareholder ceases to be employed by the Corporation. The parties hereto desire to amend the provisions of the Original Agreement to part continued ownership of such shares of Common Stock in the event a Shareholder leaves the employment of the Corporation but remains employed by an entity owned and controlled by the principal stockholder of the Corporation. In addition, the parties hereto desire to make other amendments to the Original Agreement as set forth herein. Accordingly, the parties hereto desire to modify the Original Agreement as set forth herein.

                  NOW, THEREFORE, in consideration of the matters set forth in the Explanatory Statement and the mutual covenants, promises and agreements contained herein, the parties hereto do hereby covenant, promise and agree as follows:

                  1 . The provisions of the Explanatory Statement are incorporated herein by reference. All undefined, capitalized terms contained herein shall have the meanings set forth in the Original Agreement.

                  2. The following definition shall be added to Section I of the Original Agreement:

                  "Statoil Entity" means an entity in which Statoil owns, directly or indirectly, equity interests representing at least 50% of all such equity interests.

                  3 . The definitions of each of the following terms as set forth in Section I of the Original Agreement shall be deleted in their entirety and the following shall be substituted in lieu thereof:


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                  "Justification", when used with respect to a Holder, means the resignation of a Holder from employment of au positions with the Corporation and any Statoil Entity upon (i) a substantial diminution in responsibilities, position, or salary, or (ii) the involuntary transfer to an office or business location, in the case of a Holder then assigned to the Corporation's or Statoil Entity's headquarters offices, outside of the relevant metropolitan area, and in the case of any other Holder, by more than 75 miles from the location of the Holder's immediately preceding office or work location.

                  "Termination" means when a Shareholder is no longer employed by the Corporation or any Statoil Entity.

                  "Terminated Shareholder, means a Holder who is no longer employed by the Corporation or any Statoil Entity.

                  4. The definitions of each of the following terms as set forth in Section I of the Original Agreement shall be amended as follows:

                  "Cause" - all references in such definition to the term "Corporation" shall be deleted and replaced by the term "Statoil Entity".

                  "Option Holder" - all references in such definition to the term "Corporation" shall be deleted and replaced by the term "Statoil Entity".

                  "Protected Termination" - all references in such definition to the term "Corporation" shall be deleted and replaced by the term "Statoil Entity".

                  5. Section 2.3 of the Original Agreement is amended by deleting the phrase "the Corporation" the first time it appears in the third line of Section 2.3 and substituting in lieu thereof the phrase a Statoil Entity".

                  6. Section 14.1 of the Original Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                     14.1 The agreement in writing of the Corporation and the Stockholders Owning at least 80% of the Shares Owned by Stockholders and governed by the provisions of this Agreement to terminate this Agreement.

                  7. Section 17 of the Original Agreement is deleted in its entirety and the following is substituted in lieu thereof:

                  17. Integration and Modification. This instrument contains the entire integrated agreement among the parties and supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein. This Agreement may be modified or amended only by a writing executed on behalf of the Corporation and by Stockholders owning at least 80% of the Shares Owned by Stockholders and governed by the provisions of this Agreement. Notwithstanding the provisions of the foregoing sentence no modification or amendment shall be binding upon any Holder, absent the written consent of such Holder, which modification or amendment would adversely affect such Holder's rights as a Stockholder or Option Holder hereunder in a manner different than other similarly situated Stockholders or Option Holders.

                  8. The Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

                  9. In all other respects, the Original Agreement is ratified and confirmed as of the date hereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and sealed as of the date first above written.

ATTEST/WITNESS:                                THE EASTERN GROUP, INC.

                                         By:   /s/ DAVID A. DRESNER   (SEAL)
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